UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2013

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CHINA TELETECH HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	333-130937	59-3565377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

c/o Corporation Service Company 1201Hays Street Tallahassee, FL	32301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 521-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2013, Kwok Ming Wai Andrew notified China Teletech Holding, Inc. (the "Company") that he would resign from his position as Chief Financial Officer, Secretary, and as a member of the board of directors of the Company (the "Board"), effective February 1, 2013.  Mr. Kwok's resignation was not as a result of any disagreements with us.

On March 26, 2013, the Board unanimously appointed Jane Yu as Chief Financial Officer and Secretary of the Company, effective March 5, 2013.  Ms. Yu will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with the Company's bylaws.

Jane Yu, age 41, has been a manager in the auditing department of Shanghai KRC Business Consulting Co., Ltd. and Shanghai KRC Certified Public Accountant Co., Ltd. since December 2007. From December 2004 to November 2007, Ms. Yu worked as the Project Manager at Wanlong Certified Public Accountants Co., Ltd. From October 1999 to October 2004, Ms. Yu was an accountant at Rheinland (Shanghai) Co., Ltd. Prior to 1999, Ms. Yu worked for Bartech Data Information Co., Ltd, CITIC rial Bank and Hong Kong Dao Heng Bank Group Ltd. as an executive assistant, bank teller, and accountant, respectively. Ms. Yu is a Certified Public Accountant and is familiar with US GAAP, IFRS, and PRC GAAP.

Family Relationships

There are no family relationships between any of the Company's directors or officers and Ms. Yu.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

In connection with Ms. Yu's appointment, we entered into an employment agreement (the "Agreement") with Ms. Yu to serve as our chief financial officer, for a period of one year, on a part-time basis. Ms. Yu's Agreement expires on March 4, 2014 and calls for a monthly salary of RMB $5,000, or approximately $800. Additionally, the Company agreed to issue Ms. Yu 500,000 shares of the Company's common stock upon execution of the Agreement.

The foregoing descriptions of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement with Ms. Yu Effective as of March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TELETECH HOLDING, INC.

Date: March 27, 2013	By:	/s/ Yankuan Li
Yankuan Li Chief Executive Officer